SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2007

Commission file number 001-12215

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 1.01. Entry into a Material Definitive Agreement

          Effective February 12, 2007, Quest Diagnostics Receivables Inc., as Borrower, a wholly-owned subsidiary of Quest Diagnostics Incorporated (“the Company”), as initial servicer, Variable Funding Capital Company LLC and Wachovia Bank, National Association (collectively, the “VFCC Group”), Atlantic Asset Securitization LLC and Calyon New York Branch (collectively, the “Atlantic Group”), Wachovia Bank, National Association and Calyon New York Branch (collectively, the “Atlantic Agent”), and Wachovia Bank, National Association, as Administrative Agent, entered into an amendment to its existing $300 million receivables securitization facility (the “Secured Receivables Credit Facility”) secured by receivables, extending the maturity date of the Secured Receivables Credit Facility from April 20, 2007 to July 16, 2007.

          A copy of the amendment is attached as Exhibit 10.4. A copy of each previous amendment that has not been previously filed is attached as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 to Third Amended and Restated Credit and Security Agreement, dated as of April 16, 2006, among the Borrower, the Company, the lenders set forth therein, and Wachovia Bank, National Association, as Administrative Agent for the lenders.

10.2	Amendment No. 2 to Third Amended and Restated Credit and Security Agreement, dated as of April 28, 2006, among the Borrower, the Company, the lenders set forth therein, and Wachovia Bank, National Association, as Administrative Agent for the lenders.

10.3	Amendment No. 3 to Third Amended and Restated Credit and Security Agreement, dated as of November 10, 2006, among the Borrower, the Company, the lenders set forth therein, and Wachovia Bank, National Association, as Administrative Agent for the lenders.

10.4	Amendment No. 4 to Third Amended and Restated Credit and Security Agreement, dated as of February 12, 2007, among the Borrower, the Company, the lenders set forth therein, and Wachovia Bank, National Association, as Administrative Agent for the lenders.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2007

QUEST DIAGNOSTICS INCORPORATED

By: /s/	Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr.
Vice President and Acting Secretary